China Information Technology Receives NASDAQ Noncompliance Notice

Shenzhen, China, December 27, 2011 -- China Information Technology, Inc. (Nasdaq: CNIT), a leading provider of information technologies and display technologies based in China, today announced that the Company has received a staff deficiency notice from The NASDAQ Stock Market informing the Company that its common stock has not met the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market under NASDAQ Listing Rule 5450(a)(1). The Company did not meet NASDAQ’s minimum bid price requirement because the closing bid price for its common stock for each trading day in the 30-business day period from November 9, 2011 to December 22, 2011 was less than $1.00 per share. The notification letter stated that CNIT will receive 180 calendar days, or until June 20, 2012, to regain compliance with the NASDAQ listing requirements. During this compliance period, the closing bid price for CNIT’s common stock must be at least $1.00 for a minimum of ten consecutive business days for the Company to regain compliance. In the event that the Company does not regain compliance within this period, it may be eligible for additional time to regain compliance by filing a listing application to transfer its common stock to the NASDAQ Capital Market and satisfying certain other requirements. The notification letter has no effect at this time on the listing of the Company's common stock on the Nasdaq Global Market. The Company's common stock will continue to trade on the Nasdaq Global Market under the symbol “CNIT.”

The Company intends to actively monitor the bid price for its common stock between now and June 20, 2012, and will consider all available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company’s integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements". These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
Web: http://www.chinacnit.com

Christensen
Teal Willingham
Tel: +86 10 5826 4939
Email: twillingham@christensenir.com